SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2022

Magyar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51726	20-4154978
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Somerset Street, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 342-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, $0.01 par value per share	MGYR	The Nasdaq Stock Market LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On August 25, 2022, the stockholders of Magyar Bancorp, Inc. (the “Company”) approved the Company’s 2022 Equity Incentive Plan (the “Plan”), which provides for the grant of stock-based awards to officers, employees and directors of the Company and Magyar Bank. A description of the material terms of the Plan and a copy of a Plan is contained in the Company’s definitive proxy statement for a Special Meeting of Stockholders filed with the Securities and Exchange Commission on July 18, 2022. A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of Magyar Bancorp, Inc. (the “Company”) was held on August 25, 2022 (the “Special Meeting”). At the Special Meeting, the stockholders voted on and approved the Magyar Bancorp, Inc. 2022 Equity Incentive Plan. The vote of the stockholders was as follows:

Matter 1. The approval of the Magyar Bancorp, Inc. 2022 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions
4,493,279	385,148	51,236

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits

10.1
Magyar Bancorp, Inc. 2022 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders filed with the Securities and Exchange Commission on July 18, 2022 (File No. 000-51726)

104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: August 26, 2022	By:	/s/ John S. Fitzgerald
John S. Fitzgerald
President and Chief Executive Officer